Exhibit 10




January 21, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Exhibit 10, Form N-1A
                  Calvert Social Investment Fund
                  2-75106 and 811-3334

Ladies and Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 25 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Social Investment Fund (the "Trust"), including its Declaration of Trust, its By-laws, other original or Photostat copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

         Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 25 to its Registration Statement.

Sincerely,


/s/ Katherine Stoner

Katherine Stoner
Associate General Counsel